As filed with the Securities and Exchange Commission on October 22, 2007.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FGX INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

British Virgin Islands	98-0475043
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
9 Columbus Centre
Pelican Drive
Road Town, Tortola
British Virgin Islands
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-139525

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered

Ordinary Shares, no par value	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act:
None.

Item 1. Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the ordinary shares, no par value, of FGX International Holdings Limited (the “Registrant”). The description of the ordinary shares is contained in the section entitled “Description of Share Capital” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-139525), filed with the Securities and Exchange Commission on December 20, 2006, as amended on each of February 7, 2007, March 21, 2007, June 28, 2007, July 27, 2007, August 10,2007, August 21, 2007, September 10, 2007, September 27, 2007, October 4, 2007 and October 18, 2007 (the “Registration Statement”) and is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.
Item 2. Exhibits.
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 22, 2007	FGX International Holdings Limited
	By:	/s/ Alec Taylor
		Name:	Alec Taylor
		Title:	Chief Executive Officer

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